FIRST AMENDMENT TO
                   UNSECURED REVOLVING CREDIT AGREEMENT


               This First Amendment to Unsecured Revolving Credit Agreement, ed as of June 22, 1999 (this "Amendment"), is entered into by and between ESIDE LENDING, INC., a Florida corporation (the "Borrower"), and NATIONAL TRALIA BANK LIMITED A.C.N.004044937, an Australian corporation (the "Lender")
 amends that certain Unsecured Revolving Credit Agreement between Borrower Lender dated as of June 23, 1998 (the "Agreement").

                                 RECITALS

      Borrower has requested that Lender renew the loans as described in the eement and amend certain terms of the Agreement, and the Lender has agreed to h request, upon the terms and subject to the conditions set forth herein.

      Therefore, in consideration of the premises and mutual agreements tained herein, and for other good and valuable consideration, the receipt and ficiency of which is hereby acknowledged, the parties hereto hereby agree as lows:

  Definitions. All terms defined in the Agreement shall have such defined meanings when used herein unless otherwise defined herein.

  Extension of Maturity Date. The definition of "Maturity Date" is hereby deleted and replaced in its entirety by the following new definition thereof:

       "Maturity Date" means June 21, 2000 or such earlier date as the Loans may be due and payable pursuant to Section 4.

  Increase in Amount of Loans. The maximum amount of revolving credit loans that Lender agrees to make, subject to the Regulatory Limitation, is increased from $2,100,000,000 to $2,500,000,000. The first sentence of
  Section 2 of the Agreement is hereby deleted and replaced in its entirety by the following:

       Subject to the Regulatory Limitation, and the terms and conditions hereof and so long as no Event of Default (as defined herein) has occurred and is continuing, the Lender agrees to make revolving credit loans (the "Loans") to the Borrower from time to time during the period from the date on which all of the conditions set forth in
       Section 6 hereof have been satisfied through but not including the Maturity Date (as defined in the Note) in an aggregate principal amount not to exceed $2,500,000,000 outstanding at any time.

  No Further Amendment. Except as expressly amended herein, the Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or to prejudice any other right or rights which the Lender may now have or may have in the future under or in connection with the Agreement, as the same may be amended from time to time.

  Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

  Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be cuted and delivered by their respective duly authorized officers as of the e first above written.


                            HOMESIDE LENDING, INC.



                            By:     /s/John P. Deptula
                            Title:  Senior Vice President



                            NATIONAL AUSTRALIA BANK LIMITED A.C.N.004044937



                            By:     /s/Michael G. McHugh
                            Title:  Vice President